Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746QD6	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

Notes Linked to a Strategic Allocation Basket

due October 7, 2014

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be October 7, 2014. If no Market Disruption Event (as defined below) occurs or is continuing with respect to a Basket Component (as defined below) on the scheduled Valuation Date (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing on the scheduled Valuation Date with respect to a Basket Component, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the postponed Valuation Date with respect to such Basket Component (or, if the Valuation Date is postponed with respect to more than one Basket Component, three Business Days after the latest postponed Valuation Date) and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security:

•	if the Final Basket Level is greater than the Initial Basket Level, $1,000 plus the Additional Amount;

•	if the Final Basket Level is equal to the Initial Basket Level or is at least 80% of the Initial Basket Level, $1,000; and

•	if the Final Basket Level is less than 80% of the Initial Basket Level, $1,000 minus the product of:

•	$1,000; and

•	Initial Basket Level – Final Basket Level - .20

                Initial Basket Level

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the product of:

•	$1,000;

•	Participation Rate; and

•	Final Basket Level – Initial Basket Level

                Initial Basket Level

“S&P 500 Index” shall mean the S&P 500 Index.

“Rogers Index” shall mean the Rogers International Commodity Index __ Excess Return.

“Basket Component” shall mean each of the S&P 500 Index (70%) and the Rogers Index (30%), with each Basket Component having the weighting noted parenthetically.

The “Participation Rate” is 1.05.

The “Initial Basket Level” is 100.

The “Final Basket Level” will be equal to the product of (i) 100 and (ii) an amount to equal 1 plus the sum of: (A) 70% of the Component Return (as defined herein) of the S&P 500 Index; and (B) 30% of the Component Return of the Rogers Index.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of October 7, 2009 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Final Basket Level, the Additional Amount, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

The “Closing Level” on any Trading Day (as defined herein) means (A) with respect to the S&P 500 Index, the closing level of the S&P 500 Index as reported by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) (or of any successor equity index (as defined herein), as reported by the index sponsor of the successor equity index) and (B) with respect to the Rogers Index, the closing level of the Rogers Index as reported by CQG, Inc. (“CQG”) (or of any successor commodity index, as reported by Beeland Interests, Inc. (“Beeland”), James Beeland Rogers, Jr. (“Rogers”) or another sponsor of that successor commodity index) on such Trading Day or as determined by the Calculation Agent as described in “—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “—Discontinuance of the Rogers Index; Alteration of Method of Calculation”

The “Component Return” of a Basket Component will be equal to:

Final Component Level – Initial Component Level

                Initial Component Level

where,

•	the “Initial Component Level” is the Closing Level of such Basket Component on the Pricing Date; and

•	the “Final Component Level” is the Closing Level of such Basket Component on the Valuation Date.

The Initial Component Level of the Basket Components are as follows: S&P 500 Index (1057.08) and Rogers Index (2210.42).

“Designated Contracts” shall mean the future contracts that compose the Rogers Index.

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Index Commodities” shall mean the physical commodities underlying the Designated Contracts.

The “Pricing Date” shall mean the date the notes were priced for initial sale to the public.

“Settlement Price” shall mean for each Designated Contract, the official settlement price for the relevant contract month as published by the futures exchange on which the Index Commodity trades.

A “Trading Day” means any day on which (i) The New York Stock Exchange, The Nasdaq Stock Market and the American Stock Exchange, or any successor thereto, are open for trading during their regular trading sessions and (ii) the primary exchange, trading system or market for each Designated Contract included in the Rogers Index is open for trading.

The “Valuation Date” shall be the last Trading Day of September 2014, subject to postponement due to the occurrence of a Market Disruption Event. Notwithstanding a postponement of the Valuation Date with respect to a Basket Component that is subject to a Market Disruption Event, the originally scheduled Valuation Date will remain the Valuation Date for any Basket Component not subject to a Market Disruption Event. See “—Market Disruption Events.”

Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation

If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index, then any subsequent Closing Level of the S&P 500 Index will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor equity index”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor equity index, the Company will promptly give notice to the Holders of the Securities of this series.

If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, the date that any Closing Level of the S&P 500 Index is to be determined and the Calculation Agent determines that no successor equity index is available at such time, then, on such date, the Calculation Agent will determine the Closing Level of the S&P 500 Index to be used in computing the amount payable at stated maturity. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the primary organized exchange or trading system. As used herein, “closing price”

means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

If a successor equity index is selected or the Calculation Agent calculates a Closing Level as a substitute for the S&P 500 Index, such successor equity index or Closing Level will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the S&P 500 Index or a successor equity index, or the Closing Level thereof, is changed in a material respect, or if the S&P 500 Index or a successor equity index is in any other way modified so that such S&P 500 Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such successor equity index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level of the S&P 500 Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such successor equity index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Closing Level of the S&P 500 Index and the amount payable at stated maturity with reference to the S&P 500 Index or such successor equity index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a successor equity index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the S&P 500 Index or such successor equity index as if it had not been modified (for example, as if such split had not occurred).

Discontinuance Of The Rogers Index; Alteration Of Method Of Calculation

If CQG discontinues calculation of the Closing Level of the Rogers Index and another entity calculates the level of the Rogers Index that the Calculation Agent determines, in its sole discretion, to be comparable to the Closing Level of the Rogers Index as previously calculated by CQG, then any subsequent Closing Level of the Rogers Index will be determined by reference to the level of the Rogers Index as calculated by such entity (in any case, referred to herein as a “successor index calculation agent”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index calculation agent, the Company will promptly give notice to the Holders of the Securities of this series.

If CQG discontinues calculation of the Closing Level of the Rogers Index prior to, and such discontinuance is continuing on, the date that any Closing Level of the Rogers Index is to be determined and the Calculation Agent determines that no successor index calculation agent is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level of the Rogers Index to be used in computing the amount payable at stated maturity. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Rogers Index last in effect prior to such discontinuance, using the Settlement Price (or, if trading in the relevant Designated Contracts has been materially suspended or materially limited, its good faith estimate of the Settlement Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each Designated Contract most recently comprising the Rogers Index on the primary organized exchange or trading system.

If Beeland discontinues publication of the Rogers Index and Beeland, Rogers or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Rogers Index, then any subsequent Closing Level of the Rogers Index will be determined by reference to the level of such successor commodity index or substitute index (in any such case, referred to herein as a “successor commodity index”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor commodity index, the Company will promptly give notice to the Holders of the Securities of this series.

If Beeland discontinues publication of the Rogers Index prior to, and such discontinuance is continuing on, the date that any Closing Level of the Rogers Index is to be determined and the Calculation Agent determines that no successor commodity index is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level of the Rogers Index to be used in computing the amount payable at stated maturity. Each such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Rogers Index last in effect prior to such discontinuance, using the Settlement Price (or, if trading in the relevant Designated Contracts has been materially suspended or materially limited, its good faith estimate of the Settlement Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each Designated Contract most recently comprising the Rogers Index on the primary organized exchange or trading system.

If a successor commodity index is selected or the Calculation Agent calculates a Closing Level as a substitute for the Rogers Index, such successor commodity index or Closing Level will be used as a substitute for the Rogers Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the Rogers Index or a successor commodity index, whether by CQG or a successor commodity index calculation agent, as applicable, or the Closing Level thereof, is changed in a material respect, or if the Rogers Index or a successor commodity index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Rogers Index or such successor commodity index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a commodity index comparable to the Rogers Index or such successor commodity index, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level and the amount payable at stated maturity with reference to the Rogers Index or such successor commodity index, as adjusted. Accordingly, if the method of calculating the Rogers Index or a successor commodity index is modified so that the level of such index is a fraction of what it would have been if it had not been modified, then the Calculation Agent will adjust such index in order to arrive at a level of the Rogers Index or such successor commodity index as if it had not been modified.

Market Disruption Events

Pricing Date

If a Market Disruption Event occurs or is continuing with respect to the S&P 500 Index on the Pricing Date, the Calculation Agent will determine the Initial Component Level of the S&P 500 Index for the Securities of this series by reference to the Closing Level of the S&P 500 Index on the next trading day on which there is not a Market Disruption Event for the S&P 500 Index; provided, however, if a Market Disruption Event occurs with respect to the S&P 500 Index on each of the five trading days following the Pricing Date, then the Calculation Agent will determine the Initial Component Level of the S&P 500 Index based upon its good faith estimate of the Closing Level of the S&P 500 Index on that fifth trading day.

If a Market Disruption Event occurs or is continuing with respect to the Rogers Index on the Pricing Date, the Calculation Agent will determine the Initial Component Level for the Rogers Index for the Securities of this series using (A) for each Designated Contract included in the Rogers Index that did not suffer a Market Disruption Event on the Pricing Date, the Settlement Price on that date of each such Designated Contract, and (B) for each Designated Contract included in the Rogers Index which did suffer a Market Disruption Event on the Pricing Date, the Settlement Price of that Designated Contract on the next Trading Day on which no Market Disruption Event occurs with respect to such Designated Contract; provided, however, if a Market Disruption Event occurs with respect to a Designated Contract on each of the five Trading Days following the Pricing Date, then the Calculation Agent will determine the Initial Component Level using a Settlement Price for such Designated Contract subject to a Market Disruption Event based upon its good faith estimate of the Settlement Price on that fifth Trading Day. In calculating the Initial Component Level for the Securities of this series for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the Rogers Index last in effect prior to the Pricing Date for such Security. The term “Market Disruption Event,” when used in this paragraph with respect to a Designated Contract included in the Rogers Index, refers to an event affecting such futures contract that is included within the definition of Market Disruption Event with respect to the Rogers Index.

Notwithstanding a postponement of the determination of the Initial Component Level of a Basket Component that is subject to a Market Disruption Event, the Initial Component Level of any Basket Component not subject to a Market Disruption Event will be determined on the Pricing Date.

Valuation Date

If a Market Disruption Event occurs or is continuing with respect to the S&P 500 Index on the scheduled Valuation Date, the Calculation Agent will determine the Closing Level of the S&P 500 Index for the Securities of this series by reference to the Closing Level of the S&P 500 Index on the next Trading Day on which there is not a Market Disruption Event for the S&P 500 Index; provided, however, if a Market Disruption Event occurs with respect to the S&P 500 Index on each of the five Trading Days following the originally scheduled Valuation Date, then (i) that fifth Trading Day will be deemed the Valuation Date for the S&P 500 Index and (ii) the Calculation Agent will determine the Closing Level of the S&P 500 Index based upon its good faith estimate of the Closing Level of the S&P 500 Index on that fifth Trading Day.

If a Market Disruption Event occurs or is continuing with respect to the Rogers Index on the scheduled Valuation Date, the Calculation Agent will determine the Closing Level of the Rogers Index for the Securities of this series using (A) for each Designated Contract included in the Rogers Index that did not suffer a Market Disruption Event on such date, the Settlement Price on that date of each such Designated Contract, and (B) for each Designated Contract included in the Rogers Index which did suffer a Market Disruption Event on such date, the Settlement Price of that Designated Contract on the next Trading Day on which no Market Disruption Event occurs with respect to such Designated Contract; provided, however, if a Market Disruption Event occurs with respect to a Designated Contract on each of the five Trading Days following the originally scheduled Valuation Date, then (i) that fifth Trading Day will be deemed the Valuation Date for such futures contract and (ii) the Calculation Agent will determine the Closing Level of the Rogers Index using a Settlement Price for such Designated Contract subject to a Market Disruption Event based upon its good faith estimate of the Settlement Price on that fifth Trading Day. In calculating the Closing Level for the Rogers Index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the Rogers Index last in effect prior to the scheduled Valuation Date. The term “Market Disruption Event,” when used in this paragraph with respect to a Designated Contract included in the Rogers Index, refers to an event affecting such futures contract that is included within the definition of Market Disruption Event with respect to the Rogers Index.

Notwithstanding a postponement of the Valuation Date with respect to a Basket Component that is subject to a Market Disruption Event, the originally scheduled Valuation Date will remain the Valuation Date for any Basket Component not subject to a Market Disruption Event.

S&P 500 Index

A “Market Disruption Event” with respect to the S&P 500 Index will occur on any day if the Calculation Agent determines, in its sole discretion, any of the following:

•

A material suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor equity index has occurred on that day, in each case, during the one-hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary non-U.S. exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this certificate “trading system” includes bulletin board services.

•

A material suspension or material limitation has occurred on that day, in each case during the one-hour period preceding the close of trading in options or futures contracts related to the S&P 500 Index or any successor equity index, whether by reason of movements in price exceeding levels permitted by the exchange, trading system or market on which those options or futures contracts are traded or otherwise.

•

Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the S&P 500 Index or any successor equity index, at any time during the one-hour period preceding the close of trading on that day.

•

Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the S&P 500 Index or any successor equity index on the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period preceding the close of trading on that day.

•

The closure of an exchange, trading system or market on which the securities that then comprise 20% or more of the S&P 500 Index or any successor equity index are traded or which futures or options contracts relating to the S&P 500 Index or any successor equity index are traded prior to its scheduled closing time unless the earlier closing time is announced by such exchange, trading system or market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session of the exchange, trading system or market and (2) the submission deadline for orders to be entered in the exchange, trading system or market for execution on such trading day.

For purposes of determining whether a Market Disruption Event has occurred:

•

the relevant percentage contribution of a security to the level of the S&P 500 Index or any successor equity index will be based on a comparison of (x) the portion of the level of the S&P 500 Index attributable to that security and (y) the overall level of the S&P 500 Index, in each case immediately before the occurrence of the Market Disruption Event; and

•	“close of trading” means 4 p.m, New York City time.

Rogers Index

A “Market Disruption Event” with respect to the Rogers Index will occur on any day if the Calculation Agent determines, in its sole discretion, any of the following:

•	the termination or suspension of or material limitation or disruption in the trading of any Designated Contract on that day;

•	the Settlement Price of any Designated Contract reflects the maximum permitted price change from the previous day’s Settlement Price;

•	the failure of an exchange to publish the official Settlement Price for any Designated Contract; or

•	the Rogers Index is not published.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	a suspension of or material limitation on trading on the applicable exchange will not include any time when that exchange is closed for trading under ordinary circumstances.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount, the Final Basket Level, and the Additional Amount, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of a Basket Component under the circumstances described in this Security, (ii) if CQG discontinues calculation of the Closing Level of the Rogers Index, select a successor index calculation agent or, if no successor index calculation agent is available, determine the Closing Level of the Rogers Index under the circumstances described in this Security, (iii) if publication of the Rogers Index is discontinued, select a successor commodity index or, if no successor commodity index is available, determine the Closing Level of the Rogers Index under the circumstances described in this Security, (iv) if publication of the S&P 500 Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the Closing Level of the S&P 500 Index under the circumstances described in this Security, and (v) determine (a) whether a Market Disruption Event has occurred; (b) the Initial Component Level(s) if any Market Disruption Event occurs on the Pricing Date; and (c) the Final Component Level(s) if any Market Disruption Event occurs on the scheduled Valuation Date.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Paul R. Ackerman
Its: Executive Vice President and Treasurer

[SEAL]

Attest:
Laurel A. Holschuh
Its: Senior Vice President and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Notes Linked to a Strategic Allocation Basket

due October 7, 2014

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $             ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to October 7, 2014. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Valuation Date; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the Valuation Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed (in the absence of a statutory,

regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre-paid cash-settled forward contract in respect of the Basket.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Article Sixteen of the Indenture shall not apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.